Exhibit 99.A

Exhibit A

JOINT FILING UNDERTAKING

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agree that the Schedule 13D, and any amendments thereto, filed with respect to the beneficial ownership by the undersigned of the equity securities of Acadia Pharmaceuticals Inc., is being filed on behalf of each of the undersigned.

Dated: April 29, 2005

OXFORD BIOSCIENCE PARTNERS IV L.P. by its General Partner, OBP MANAGEMENT IV L.P.

By:	/s/ Jonathan J. Fleming
Name: Jonathan J. Fleming
Title: General Partner

MRNA FUND II L.P. By its General Partner, OBP MANAGEMENT IV L.P.

By:	/s/ Jonathan J. Fleming
Name: Jonathan J. Fleming
Title: General Partner

OBP MANAGEMENT IV L.P.

By:	/s/ Jonathan J. Fleming
Name: Jonathan J. Fleming
Title: General Partner

/s/ Jeffrey T. Barnes
Jeffrey T. Barnes

/s/ Mark P. Carthy
Mark P. Carthy

/s/ Jonathan J. Fleming
Jonathan J. Fleming

/s/ Michael E. Lytton
Michael E. Lytton

*
Alan G. Walton

*By:	/s/ Raymond Charest
Raymond Charest as Attorney-in-Fact

This Schedule 13D was executed by Raymond Charest pursuant to Powers of Attorney, filed with the Securities and Exchange Commission on April 8, 2004, which Powers of Attorney are incorporated herein by reference and copies of which are attached hereto as Exhibit D.